   As filed with the Securities and Exchange Commission on October 11, 2001

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           POST EFFECTIVE AMENDMENT
                                 TO FORM SB-2
                                  ON FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SFBC International, Inc.
                           ------------------------
              (Exact name of registrant as specified in charter)

                                   Delaware
                                   --------
        (State or other jurisdiction of incorporation or organization)

                                  59-2407464
                                  ----------
                     (I.R.S. Employer Identification No.)

                     11190 Biscayne Blvd., Miami, FL 33181
                     -------------------------------------
                                (305) 895-0304
                                --------------
                  (Address, including zip code, and telephone
            number, including area code, of registrant's principal
                              executive offices)

                            Michael D. Harris, Esq.
                            ----------------------
                             Michael Harris, P.A.
                  1645 Palm Beach Lakes Boulevard, Suite 550
                        West Palm Beach, Florida 33401
                                (561) 478-7077
                                --------------
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

  From time to time after the effective date of this Registration Statement.
  --------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  PROSPECTUS

                         71,646 shares of common stock

                           SFBC International, Inc.

         This prospectus relates to the public offering of 71,646 shares of common stock of SFBC International, Inc. by selling stockholders issued in connection with our August 20, 2001 acquisition of KeyStone Analytical Laboratories, Inc.

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The prices at which the common stock may be sold by the selling stockholders will be determined by market prices prevailing the time of each sale.

         Our common stock is publicly-traded on the Nasdaq National Market under the symbol "SFCC." On October 9, 2001, the closing price for our common stock on the Nasdaq National Market was $16.84.

         Investing in our common stock involves a high degree of risk. See the risks, which are described in the "Risk Factors" section beginning on page 3 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October ____, 2001

                      WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance with this Act, file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission. We are permitted to incorporate parts of this information by reference. The documents listed below are incorporated by reference into this registration statement:

         . Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act which contains, either directly or by incorporation by reference, audited financial statements for our latest fiscal year for which such statements have been filed;

         . All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to above;

         . The description of our common stock contained in the Registration Statement on Form SB-2 filed on September 7, 2001, File No. 333-69112, including any amendments or reports filed for the purpose of updating such description; and

         . All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

         We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference. Requests should be directed to the attention of Mr. Nick Tootle, SFBC International, Inc., 11190 Biscayne Boulevard, Miami, Florida 33181.

         You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SFBC International, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 RISK FACTORS

         An investment in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss. You should consider carefully information about these risks, and all information contained in this prospectus, before you buy our common stock.

We rely on a limited number of clients for a large percentage of our revenues which means that we face a greater risk of loss of revenues if we lose clients

         During 2000, no client provided us 10% or more of our revenues. However, historically we relied on a small number of clients to generate a larger percentage of our revenues. This year, in spite of our increasing revenues, we expect Bristol-Myers Squibb Company will generate more than 10% of our revenues. In addition, our newest subsidiary, SFBC Analytical, has five customers which accounted for 84% and 79% of its predecessor's revenue in 2000 and 1999, respectively. This kind of client concentration in the contract research organization industry is common. Our largest clients vary from year to year, because revenues from our individual clients fluctuate. In the event that we lose one or more major clients, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we cannot effectively manage our growth, we may not continue to operate at the same levels of profitability and may actually lose money

         We have grown rapidly since 1998. Businesses, which grow rapidly, often have difficulty managing their growth. Although we have expanded our management, we will have to employ experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money.

Because we are significantly smaller than the majority of our competitors, we may lack the financial resources needed to increase our market share

         There are a large number of contract research organizations ranging in size from one-person consulting firms to full-service, global drug development corporations. It is easy for a new company to enter our industry. This competition may lead to price and other forms of competition that could adversely affect our business. Many of our competitors have substantially greater size and other resources than we do. For this reason, we may lack the financial resources needed to increase our market share.

Our clients may cancel or delay our contracts, which could reduce our future revenues and result in operating losses

         Our clients may cancel or delay our contracts at any time for no reason. They may also cancel a clinical trial for a variety of reasons including:

     .   inadequate patient enrollment;

     . manufacturing problems resulting in a shortage of the potential product;

     . a decision by a client to de-emphasize or cancel the development of a potential product;

     .   adverse patient reaction to a potential product;

     .   unexpected results; and

     .   request of the United States Food and Drug Administration.

         The loss or delay of a large project or contract or the loss or delay of multiple small contracts could have a material adverse effect on our business and future results of operations.

We are dependent on the product development cycles of our clients and a change in these cycles, which are beyond our control, can adversely affect our business

         Most of our contracts are short term in duration. As a result, we must continually replace our contracts with new contracts to sustain our revenue. A client's product development cycle is the driving force in our ability to initiate new contracts. In addition, a client has the ability to cancel or delay existing contracts if their product is not ready for testing or if the testing results are not satisfactory. These factors are all beyond our control. If we are unable to generate new contracts on a timely basis this would have a material adverse effect on our business, financial condition, and results of operations. In addition, since a large portion of our operating costs are relatively fixed, variations in the timing and progress of contracts can materially affect our results.

We face a risk of liability from our disposal of medical wastes

         Our clinical trials activities involve the controlled disposal of medical wastes, which are considered hazardous materials. We believe that our safety procedures for handling and disposal of these medical wastes comply with all state and federal environmental regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If this occurs, we could be held liable for damages, face significant fines, and face the temporary or permanent shutdown of our operations.

We risk potential liability when conducting clinical trials, which could cost us large amounts of money or possibly put us out of business

         Our clinical trials involve administering drugs to humans in order to determine the effects of the drugs. By doing so, we are subject to the general risks of liability to these persons, which include:

     . adverse side effects and reactions resulting from the administration of these drugs to a clinical trial participant;

     .   improper administration of the new drug; or

     . potential professional malpractice of our employees, including physicians.

         To protect ourselves, our contracts generally have indemnification agreements in which our clients agree to indemnify us in the event of adverse consequences to our participants caused by their products. We also carry liability insurance. However, if there is a damage claim not covered by insurance, the indemnification agreement is not broad enough or our client is insolvent, any resulting award against us could result in our experiencing large losses or possibly put us out of business.

If we do not continuously develop new methodologies for our analytical applications, we may be unable to compete with entities offering bioanalytical laboratory services

         We must continuously develop analytical methodologies for drug products in order to meet the needs of our clients and attract new clients. Our analytical laboratory clients may request evidence of suitable validated analytical methods before retaining us for our services. We must be able to provide solutions and advice for our clients. This requires staying abreast of current regulatory requirements and identifying methods and applications that will assist our clients in obtaining approval for their products. If we are unable to devote substantial time to development of new methods and applications, we may lose our clients.

If government regulation of our business is relaxed, it could reduce the need for our services and reduce revenues

         The market for our services is based on strict government regulation of the drug development process. The general trend in the United States is for increased regulation. However, in Europe the regulatory process is more relaxed. The United States could change its regulatory structure. This could reduce our clients' need for our services and reduce our future revenues.

If the pharmaceutical and biotechnology industries reduce their expenditures, our future revenues may be reduced

         Our business and continued expansion is dependent on the research and development expenditures of our clients. Any economic downturn or any decrease in our clients' research and development expenditures may adversely affect us by reducing our future revenues.

We are controlled by our management, which means they may stop a third party from acquiring us even if it is in the best interests of our stockholders

         Dr. Lisa Krinsky and Mr. Arnold Hantman combined beneficially own approximately 35% of our outstanding common stock. As a result, they will probably be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control which might benefit our stockholders. Additionally, management's voting control may depress the future market price of our common stock.

If Dr. Allan Xu ceases working for us, we may be subject to a significant charge to earnings, which could reduce our stock price

         As part of our acquisition of KeyStone Analytical Laboratories, we loaned Dr. Allan Xu $1,000,000 in exchange for a promissory note to be forgiven or repaid over a five-year period. If Dr. Xu ceases to be employed by us, we may be unable to collect amounts outstanding under the note. As a result, we may be subject to a significant charge to our earnings and the price of our common stock could fall.

We may issue preferred stock without the approval of our stockholders, which could make it more difficult for a third-party to acquire us and could depress our stock price

         In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share without a vote of our stockholders. This could permit our board of directors to issue such stock to investors who support our management and give effective control of our business to our management. Additionally, issuance of this preferred stock could block an acquisition resulting in both a drop in the stock price and a decline in interest in the stock, which could make it more difficult for stockholders to sell their shares. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Almost all of our total outstanding shares are freely tradable. The shares of common stock covered by this prospectus will be freely tradable. This could cause the market price of our common stock to drop significantly, even if our business is doing well

         As of September 30, 2001, we had outstanding 4,600,550 shares of common stock. The shares covered in this prospectus may be sold in the public market immediately. Most of our remaining shares may be publicly sold as follows:

            Number of Shares                  May be Publicly Sold Beginning
--------------------------------------------------------------------------------

71,646 shares covered by this prospectus   Now, without limitation
2,780,076 shares                           Now, without limitation
1,630,945 shares                           Now, subject to limitations of Rule
                                           144
11,494 shares                              Beginning April 24, 2002, subject to
                                           limitations of Rule 144
26,597 shares                              October 11, 2002, subject to
                                           limitations of Rule 144

Fluctuations in our operating results may cause our stock price to fall

         Historically, our revenues have been higher in the second half of the year. These fluctuations are usually due to the level of new business authorizations in a particular quarter or year and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research expenditures. Our varying quarterly results may result in the drop of our common stock price if investors react to our reporting operating results less favorable than in a prior quarter.

Our stock price can be extremely volatile, and your investment could suffer a decline in value

         The trading price of our common stock has been and is likely to be volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

     .   Actual or anticipated variations in quarterly operating results;
     .   New service offerings introduced or announced by our competitors;
     .   Changes in financial estimates by securities analysts;
     .   Changes in market valuations of other similar companies;
     . Our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
     .   Additions or departures of key personnel; and
     .   Sales of our common stock including short sales.

         As a result, you could lose all or part of your investment. In addition, the stock market in general experiences extreme price and volume fluctuations that are often unrelated and disproportionate to operating performance.


                              RECENT DEVLOPMENTS

         In August 2001, 709,321 warrants were exercised resulting in proceeds to us of $6,809,481.60. We redeemed 629 warrants by paying the holder $157. These warrants were issued in connection with our October 2000 initial public offering.


                             SELLING STOCKHOLDERS

         The following table provides information about each selling stockholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling stockholder will own after the offering assuming all shares covered by this prospectus are sold. Except for Dr. Allan Xu, who is the president of SFBC Analytical, none of the selling stockholders have had any position, office, or material relationship with us or our affiliates within the past three years.

                                    Ownership      Securities     Ownership      Percentage
                                     Prior to         Being         After        Owned After
Selling Stockholders                 Offering        Offered       Offering       Offering
---------------------------------------------------------------------------------------------
Dr. Allan Xu/(1)/                   132,986        26,597         106,389          2.3%
Other Stockholders/(2)/              45,049        45,049               0            0%

/(1)/ 106,389 of these shares have been pledged to secure repayment of a promissory note held by us. Additionally, all of these shares are subject to a lock-up agreement.
/(2)/ The names of these stockholders have been withheld, as permitted by the interpretations of the Securities and Exchange Commission, since their individual holdings are less than one percent of the total shares outstanding.


                             PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold at any time by the stockholders. Each selling stockholder will act independently in making decisions with respect to the timing, manner and size of each sale. Each selling stockholder may sell his shares on the Nasdaq National Market at prevailing market prices or at negotiated prices. They may also publicly sell their common stock elsewhere to the extent a market develops.

         Broker-dealers may receive compensation in the form of commissions, discounts or concessions from each selling stockholder in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholders and their affiliates. They have agreed to comply with this Regulation. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock.


                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida. Attorneys employed by this law firm own 62,000 shares of our common stock.

                                    EXPERTS

         Our financial statements for the years ended December 31, 2000 and 1999, the financial statements of the business we acquired from Pharmaceutical Development Associates for year ended December 31, 1999, and the financial statements of KeyStone Analytical Laboratories for the years ended December 31, 2000 and 1999, appearing in this prospectus and registration statement have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

               Part II - Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered hereby (except for the underwriting discounts and commissions) will be borne by SFBC and are estimated to be as follows:

         Registration Fee                            $    280.67*
         Printing and Miscellaneous                     1,000.00
         Legal Fees and Expenses                        5,000.00
         Accounting Fees and Expenses                   5,000.00

         Total                                       $ 11,280.67

*Previously paid with Registration Statement on Form SB-2 filed on September 7, 2001.

Item 15. Indemnification of Directors and Officers.

         Our certificate of incorporation, as amended, provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

Item 16. Exhibits.

Exhibit No.                Exhibits
-----------                --------

5                          Opinion of Michael Harris, P.A. (1)

23.1                       Consent of Kaufman, Rossin & Co.

23.2                       Consent of Michael Harris, P.A. (2)

(1) Contained in the Form SB-2 filed with the Securities and Exchange Commission on September 7, 2001

(2)      Contained in opinion of Michael Harris, P.A.

Item 17. Undertakings.

         Furnish the undertakings required by Item 512 of Regulation S-K.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SFBC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)   The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 11, 2001.

                                           SFBC International, Inc.

                                           By:  /s/ Arnold Hantman
                                           -----------------------
                                           Arnold Hantman
                                           Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

Signatures                   Title                                   Date
---------------------------------------------------------------------------------------------
/s/ Lisa Krinsky, M.D.       Chairman of the Board of Directors      October 11, 2001
----------------------
Lisa Krinsky, M.D.

/s/ Arnold Hantman           Director                                October 11, 2001
------------------
Arnold Hantman

/s/ Nick P. Tootle           Vice President of Finance               October 11, 2001
------------------
Nick P. Tootle

/s/ Ramiro Casanas           Chief Accounting Officer                October 11, 2001
------------------
Ramiro Casanas

/s/ Jack Levine              Director                                October 11, 2001
---------------
Jack Levine

/s/ Dr. Leonard Weinstein    Director                                October __, 2001
-------------------------
Dr. Leonard Weinstein

/s/ William  C. Willis, Jr.  Director                                October 11, 2001
---------------------------
William C. Willis, Jr.